SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 19, 2009 (August 14, 2009)

Commission File Number: 000-50635

Colony Resorts LVH Acquisitions, LLC

(Exact name of registrant as specified in its charter)

Nevada	41-2120123
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Registrants’ telephone number, including area code:

(702) 732-5919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On August 14, 2009, the Company entered into an amendment to its Term Loan pursuant to which the maturity date of the facility is extended to June 1, 2011. The company also made a principal payment of $15.0 million and paid fees totaling $1.25 million. On October 30, 2009, the Company will be required to make an additional principal payment of $5.0 million and pay fees of $25,000. Interest on the Term Loan will accrue at LIBOR plus 3.5% through May 2010, and at LIBOR plus 4.0% from June 2010 through maturity. The LIBOR rate will have a floor of 1.5%.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit
10.31	First Amendment to Loan Agreement and Omnibus Loan Modification Agreement between Colony Resorts LVH Acquisitions, LLC. and Goldman Sachs Mortgage Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY RESORTS LVH ACQUISITIONS, LLC

Dated: August 19, 2009	/s/ Robert E. Schaffhauser
Robert E. Schaffhauser
Executive Vice President - Finance